UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2016

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2016, Lantheus Medical Imaging, Inc. (the “Company”), operating subsidiary of Lantheus Holdings, Inc., entered into a Second Amendment, effective September 2, 2016 (the “Amendment”), to its Manufacturing and Supply Agreement, dated as of February 1, 2012 and amended on May 3, 2012 (the “MSA”), with Jubilant HollisterSteir LLC (“JHS”) for the manufacture of DEFINITY® through January 2022. The Amendment now provides for JHS to supply the Company with all of its DEFINITY® requirements through July 31, 2018, in exchange for incremental pricing through the end of the contract term.

The foregoing summary is qualified in its entirety by reference to the Amendment, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name: Title:	Michael P. Duffy General Counsel, Secretary and Senior Vice President, Strategy and Business Development

Date: September 2, 2016